Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To: Oiltek, Inc.

We consent to the use of this Registration Statement on Form S-1/A Amendment No. 4 of our report dated March 18, 2009, relating to the financial statements of Oiltek, Inc. for the years ended December 31, 2008 and 2007 and for the period August 7, 2006 (inception) to December 31, 2008.

/s/ Bernstein & Pinchuk LLP

New York, New York
April 3, 2009